Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rare Element Resources, Ltd.

Littleton, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-170022, 333-184983 and 333-267097) and Form S-3 (File No. 333-286231) of Rare Element Resources Ltd. of our report dated March 12, 2026, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Haynie & Company

Salt Lake City, Utah

March 12, 2026